RUBICON
MINERALS CORPORATION

NEWS RELEASE
TSX VENTURE EXCHANGE - SYMBOL: RMX	JUNE 3, 2003
OTCBB - SYMBOL: RUBIF	PR03-14

RUBICON REPORTS MORE HIGH GRADE GOLD IN RED LAKE
- Rivard project returns 12 oz/ton gold intercept: Additional drilling planned -

David W. Adamson, President and CEO of Rubicon Minerals Corporation (RMX.TSX Venture) is pleased to announce final results from Winter 2002/3 diamond drilling on its RLJV properties, currently under option to AngloGold (Canada) Exploration Company. The program consisted of 36,280 feet of diamond drilling in a total of 33 drill holes in 5 target areas (Exhibit A). Assay results are summarized in Table 1. A significant portion of this drilling (10,226 feet, 12 holes) was performed in the Rivard target area, located at the western portion of the Red Lake gold camp (Exhibit A). Highlights of the program include:

  0.42 oz/ton gold over 31 feet in drill hole RV-03-07. This mineralization, hosted by visible gold-bearing quartz (+/- carbonate) veins in ultramafic and felsic rocks occurs approximately 500 feet below similar gold bearing veins exposed in trenches on surface.

  The above interval in drill hole RV-03-07 includes a very high-grade section of 11.9 oz/ton gold over 1.0 foot plus two other mineralized intervals and is similar to the style of mineralization which has been trenched at surface. Historically, in the Red Lake gold mines, high-grade gold values have been 'cut' to 10 ounces per ton values in intervals assaying greater than 10 oz/ton gold. Using this 10 oz/ton cutting factor an average of 0.35 oz/ton gold over 31 feet is indicated.

  Mineralization is interpreted to be part of a steeply dipping vein set (determined using oriented core) which is open for follow up at depth (see attached section, Exhibit B) and along strike. Observations from surface work suggest that individual veins can be traced along strike for over 100 feet (30 metres).

  Drill hole RV-03-06, collared 755 feet (230 metres) to the south of RV-03-07 has intersected a section of moderate to shallow dipping veins based on oriented core measurements which currently has no known surface expression (see attached section, Exhibit B). Intercepts include 0.67 oz/ton gold over 3.28 feet, including 1.82 oz/ton gold over 0.98 feet. This shallow vein set will also be further tested with Phase II drilling.

  Numerous lower grade intervals were intersected within the Rivard gold system (Table 1) which is also characterized by the development of extensive, intense iron carbonate alteration over an area of 6000 x 9000 feet. Host rocks include ultramafic, felsic and sedimentary units associated with a major unconformity or 'break'. This geological setting is interpreted by Rubicon to display similarities to major gold deposits developed in other parts of the Red Lake gold belt.

David Adamson states, "We are very encouraged with these first phase results from Rivard. Clearly, Rivard has intercepts of potential economic significance. These results, combined with those from our 100% controlled McFinley gold project are further confirmation that Rubicon offers investors unique leverage to exploration and discovery in one of the world's richest gold camps. Drilling of priority targets at Red Lake will continue throughout the year."

These drill programs form part of AngloGold's option to earn a 60% interest in Rubicon's RLJV properties by spending C$5.4 million. AngloGold can elect to increase this interest to 70% by making a C$375,000 cash payment to Rubicon within 90 days of notifying Rubicon of AngloGold vesting at 60%. Independent of this right, Rubicon can elect to have AngloGold fund all future exploration on the project up to a positive production decision by AngloGold to construct a mine on the property, at which point Rubicon will repay its pro-rata share costs post earn in.

In the Slate Bay target area, where three holes were completed, widespread copper and low-grade gold mineralization has been intersected from within veined and brecciated intrusive and volcanic rocks. A large part of this target area remains unexplored, including in the area of documented historical high grade gold.

In the DMC target area, widespread low grade (Table 1), for example, 50.9 feet grading 0.03 oz/ton gold and local higher grade gold up to 0.36 oz/ton gold over 1.8 feet has been returned form the C target area, where six holes (7500 feet) were completed. Four drill holes, completed in the B target area where previous drilling by Rubicon returned 0.30 oz/ton gold over 2.0 feet in biotite altered volcanics, returned no significant gold values. The DMC target is considered by Rubicon to show similarities in setting with its 100% McFinley gold project although exploration in the DMC is at a considerably earlier stage and has currently been focused on only local targets within, or close to a 6 km long ultramafic unit. In addition, Rubicon has discovered gold mineralization at its 60% McCuaig project, also in the DMC target area. To date, no drilling has been carried out adjacent to this gold prospect on the RLJV.

Six holes were drilled in the Adams Lake area to test geophysical targets. No significant results were returned.

Two holes were drilled in the Humlin target to test for mineralization in interpreted ultramafics with no significant results. One hole did not reach target depth.

Rubicon Minerals Corporation is a well funded junior mineral exploration company with over 260 square kilometres of land holdings in the prolific Red Lake gold camp of Ontario, which hosts two high-grade, world class gold mines (Placer Dome's Campbell Mine and Goldcorp's Red Lake Mine). Included in Rubicon's Red Lake holdings is the 100%-controlled McFinley Gold Project, from which the Company has reported high-grade intercepts from several zones including 21.26 oz/ton gold over 1.15 feet, 1.34 oz/ton gold over 3.28 feet and 1.92 oz/ton gold over 2.2 feet.

RUBICON MINERALS CORPORATION

David W. Adamson

_________________________________
President & CEO

For more information, contact Bill Cavalluzzo, VP Investor Relations Toll free: 1.866.365.4706 E-mail: bcavalluzzo@rogers.com
Rubicon Minerals Corporation Suite 888-1100 Melville Street, Vancouver BC CANADA V6E 4A6
TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.
The statements contained in this release that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from targeted results. Mineral resources which are not mineral reserves do not have demonstrated economic viability. The Company relies upon litigation protection for forward looking statements.

EXHIBIT A

RLJV Property Target Areas

RLJV Property
Rubicon - AngloGold
McFinley Gold Project
100% Rubicon
McCuaig JV Project
Rubicon (60%) - Golden Tag (40%)
West Red Lake Project
Rubicon - Redstar
Other Rubicon Properties
100% Rubicon
SLATE BAY TARGET AREA
DMC TARGET AREA
HUMLIN WEST TARGET AREA
RIVARD / ADVANCE TARGET AREA
ADAMS LAKE TARGET AREA
Cochenour Mine
Campbell Mine
(Placer Dome)
Red Lake Mine
(Goldcorp)
0
6
kilometres

Rubicon Minerals Corporation

EXHIBIT B

RUBICON MINERALS CORPORATION
RIVARD PROJECT - RLJV
Section 6585E
(Looking West)
Historic Hand Mined Pits
& Surface Trenches with Visible Gold
RV-03-06
RV-03-07
RV-03-08
Moderately Dipping
Gold Zone
Steeply Dipping
Gold Zone
0.18 oz/ton
2.3 feet
0.21 oz/ton
1.0 feet
0.22 oz/ton
1.0 feet
0.17 oz/ton
1.3 feet
0.28 oz/ton
1.6 feet
0.67 oz/ton
3.3 feet
incl.
1.82 oz/ton
1.0 feet
0.17 oz/ton
1.0 feet
0.37 oz/ton
1.0 feet
0.42 oz/ton
31.0 feet
incl.
11.99 oz/ton
1.0 feet
0.52 oz/ton
1.0 feet
RV-03-05
(+/- 25 m)
100 m
May 2003

HOLE ID	Length	From	To	Width	Au	From	To	Width	Au
	(ft)	(ft)	(ft)	(ft)	oz/ton	(m)	(m)	(m)	g/t

RIVARD
RV-02-01	813	30.2	31.9	1.6	0.03	8.80	9.30	0.50	1.05
		78.2	79.9	1.6	0.12	22.80	23.30	0.50	4.21
		98.4	100.1	1.6	0.33	28.70	29.20	0.50	11.46
		186.8	190.3	3.3	0.26	54.50	55.50	1.00	8.91
		200.9	204.3	3.3	0.11	58.60	59.60	1.00	3.84
		228.0	229.7	1.6	0.07	66.50	67.00	0.50	2.53
		264.0	265.7	1.6	0.03	77.00	77.50	0.50	1.04
including		270.8	272.5	1.6	0.10	79.00	79.50	0.50	3.28
		277.7	289.2	11.0	0.03	81.00	84.35	3.35	1.16
including		283.8	285.7	1.8	0.16	82.80	83.35	0.55	5.35
		337.3	341.1	3.6	0.06	98.40	99.50	1.10	2.02
RV-02-02	850	216.3	233.1	16.1	0.02	63.10	68.00	4.90	0.80
		253.0	254.7	1.6	0.35	73.80	74.30	0.50	11.84
		274.6	278.0	3.3	0.05	80.10	81.10	1.00	1.60
		288.3	291.4	3.0	0.04	84.10	85.00	0.90	1.38
		357.5	359.3	1.6	0.54	104.30	104.80	0.50	18.45
		437.1	444.6	7.2	0.03	127.50	129.70	2.20	1.10
		488.8	491.9	3.0	0.12	142.60	143.50	0.90	4.08
		691.8	695.9	3.9	0.08	201.80	203.00	1.20	2.58
		759.6	763.4	3.6	0.07	221.60	222.70	1.10	2.33
RV-02-03	515	220.1	221.8	1.6	0.07	64.20	64.70	0.50	2.37
		226.9	228.7	1.6	0.04	66.20	66.70	0.50	1.42
		237.2	263.6	25.3	0.06	69.20	76.90	7.70	1.91
including		237.2	242.4	4.9	0.16	69.20	70.70	1.50	5.42
and		238.9	240.7	1.6	0.34	69.70	70.20	0.50	11.70
		260.2	263.6	3.3	0.12	75.90	76.90	1.00	4.17
		414.8	418.2	3.3	0.03	121.00	122.00	1.00	1.00
RV-02-04	508	268.1	269.8	1.6	0.03	78.20	78.70	0.50	1.06
		292.1	294.8	2.6	0.03	85.20	86.00	0.80	1.04
		318.8	320.5	1.6	0.05	93.00	93.50	0.50	1.70
RV-03-05	1378	212.5	216.0	3.3	0.06	62.00	63.00	1.00	2.22
		229.0	239.3	9.8	0.05	66.80	69.80	3.00	1.59
including		232.4	234.1	1.6	0.09	67.80	68.30	0.50	3.05
		249.9	251.3	1.3	0.06	72.90	73.30	0.40	2.03
		259.8	266.4	6.2	0.04	75.80	77.70	1.90	1.39
		292.1	295.5	3.3	0.03	85.20	86.20	1.00	1.19
		299.6	301.3	1.6	0.05	87.40	87.90	0.50	1.85
		306.1	307.8	1.6	0.03	89.30	89.80	0.50	1.12
		316.4	335.9	18.7	0.03	92.30	98.00	5.70	1.13
		353.1	354.5	1.3	0.11	103.00	103.40	0.40	3.80
including		353.8	354.5	0.7	0.15	103.20	103.40	0.20	5.17
		374.0	388.7	14.1	0.04	109.10	113.40	4.30	1.33
including		374.0	376.4	2.3	0.14	109.10	109.80	0.70	4.78
		399.0	405.9	6.6	0.05	116.40	118.40	2.00	1.67
		419.6	421.3	1.6	0.05	122.40	122.90	0.50	1.67
		535.8	540.9	4.9	0.04	156.30	157.80	1.50	1.38
		547.8	549.9	2.0	0.03	159.80	160.40	0.60	1.16

HOLE ID	Length	From	To (ft)	Width	Au	From	To (m)	Width	Au g/t
	(ft)	(ft)		(ft)	oz/ton	(m)		(m)
		550.5	552.6	2.0	0.03	160.60	161.20	0.60	1.09
		607.4	609.2	1.6	0.04	177.20	177.70	0.50	1.51
		692.1	693.1	1.0	0.04	201.90	202.20	0.30	1.21
		1392.8	1396.2	3.3	0.08	406.30	407.30	1.00	2.84
		1414.4	1417.8	3.3	0.03	412.60	413.60	1.00	1.02
RV-03-06	1246	93.6	97.0	3.3	0.03	27.30	28.30	1.00	1.03
		558.1	560.5	2.3	0.18	162.80	163.50	0.70	6.30
		562.9	563.9	1.0	0.21	164.20	164.50	0.30	7.15
		588.9	591.7	2.6	0.06	171.80	172.60	0.80	1.91
		661.3	662.3	1.0	0.03	192.90	193.20	0.30	1.02
		668.1	671.6	3.3	0.04	194.90	195.90	1.00	1.42
		696.2	699.7	3.3	0.14	203.10	204.10	1.00	4.63
		745.3	748.7	3.3	0.08	217.40	218.40	1.00	2.67
		762.4	765.8	3.3	0.11	222.40	223.40	1.00	3.68
		814.2	817.9	3.6	0.12	237.50	238.60	1.10	4.09
including		814.2	815.2	1.0	0.22	237.50	237.80	0.30	7.68
		821.4	825.1	3.6	0.09	239.60	240.70	1.10	3.15
		872.4	873.8	1.3	0.03	254.50	254.90	0.40	1.12
		874.8	876.2	1.3	0.17	255.20	255.60	0.40	5.68
		937.6	939.3	1.6	0.28	273.50	274.00	0.50	9.65
		965.3	968.8	3.3	0.67	281.60	282.60	1.00	22.83
including		966.4	967.4	1.0	1.82	281.90	282.20	0.30	62.30
		992.4	994.1	1.6	0.04	289.50	290.00	0.50	1.54
		1121.6	1123.0	1.3	0.12	327.20	327.60	0.40	4.25
		1219.3	1220.4	1.0	0.17	355.70	356.00	0.30	5.82
		1264.3	1265.3	1.0	0.37	368.80	369.10	0.30	12.80
		1276.6	1277.6	1.0	0.03	372.40	372.70	0.30	1.00
RV-03-07	1256	901.6	934.0	31.0	0.42	263.00	272.45	9.45	14.32
including		901.6	902.6	1.0	0.35	263.00	263.30	0.30	11.90
and		925.9	926.9	1.0	0.43	270.10	270.40	0.30	14.85
and		932.9	934.0	1.0	11.99	272.15	272.45	0.30	411.00
		1033.5	1037.0	3.3	0.10	301.50	302.50	1.00	3.43
		1042.1	1045.5	3.3	0.06	304.00	305.00	1.00	2.21
		1071.6	1074.3	2.6	0.05	312.60	313.40	0.80	1.76
		1121.6	1124.4	2.6	0.06	327.20	328.00	0.80	1.93
		1139.8	1140.8	1.0	0.52	332.50	332.80	0.30	17.75
		1142.2	1148.4	5.9	0.07	333.20	335.00	1.80	2.53
		1258.1	1261.5	3.3	0.04	367.00	368.00	1.00	1.32
		1299.2	1302.6	3.3	0.07	379.00	380.00	1.00	2.53
RV-03-08	912	177.9	178.9	1.0	0.09	51.90	52.20	0.30	3.08
		185.1	188.5	3.3	0.05	54.00	55.00	1.00	1.72
		467.9	469.6	1.6	0.07	136.50	137.00	0.50	2.56
		726.7	730.2	3.3	0.06	212.00	213.00	1.00	2.17
		761.4	763.8	2.3	0.04	222.10	222.80	0.70	1.22
		789.8	791.5	1.6	0.03	230.40	230.90	0.50	1.03
		898.1	901.6	3.3	0.05	262.00	263.00	1.00	1.63
		905.0	906.7	1.6	0.05	264.00	264.50	0.50	1.82

HOLE ID	Length	From	To (ft)	Width	Au	From	To (m)	Width	Au g/t
	(ft)	(ft)		(ft)	oz/ton	(m)		(m)
RV-03-09	823	109.7	110.7	1.0	0.05	32.00	32.30	0.30	1.87
		113.1	116.6	3.3	0.04	33.00	34.00	1.00	1.20
		332.5	335.9	3.3	0.04	97.00	98.00	1.00	1.23
RV-03-10	1099	83.6	84.7	1.0	0.05	24.40	24.70	0.30	1.72
		153.2	156.7	3.3	0.03	44.70	45.70	1.00	1.14
		717.8	718.9	1.0	0.13	209.40	209.70	0.30	4.51
		758.3	759.6	1.3	0.04	221.20	221.60	0.40	1.26
RV-03-11	1092	112.3	113.6	1.3	0.10	32.75	33.15	0.40	3.59
		242.4	243.4	1.0	0.08	70.70	71.00	0.30	2.78
		438.8	439.8	1.0	0.03	128.00	128.30	0.30	1.01
		737.4	738.4	1.0	0.12	215.10	215.40	0.30	4.23
		804.2	805.6	1.3	0.10	234.60	235.00	0.40	3.51
		814.2	815.7	1.5	0.04	237.50	237.95	0.45	1.44
		862.5	863.5	1.0	0.03	251.60	251.90	0.30	1.08
		949.6	950.6	1.0	0.44	277.00	277.30	0.30	15.25
RV-03-12	1059	200.2	207.4	6.9	0.06	58.40	60.50	2.10	1.90
		234.5	236.5	2.0	0.03	68.40	69.00	0.60	1.03
		242.7	244.1	1.3	0.03	70.80	71.20	0.40	1.17

DMC - C
DMC-03-C05	827	365.3	366.8	1.5	0.09	106.55	107.00	0.45	3.11
		394.2	397.7	3.3	0.04	115.00	116.00	1.00	1.29

DMC-03-C06	1220	767.9	779.9	11.5	0.04	224.00	227.50	3.50	1.47
		776.4	779.9	3.3	0.08	226.50	227.50	1.00	2.64
		846.7	853.6	6.6	0.03	247.00	249.00	2.00	1.13
		945.8	947.5	1.6	0.08	275.90	276.40	0.50	2.75
		983.8	987.3	3.3	0.14	287.00	288.00	1.00	4.91
DMC-03-C07	1968	1590.6	1594.0	3.3	0.06	464.00	465.00	1.00	2.06
		1692.1	1693.8	1.6	0.25	493.60	494.10	0.50	8.42
		1717.4	1719.1	1.6	0.03	501.00	501.50	0.50	1.01
DMC-03-C08	797	416.5	418.2	1.6	0.03	121.50	122.00	0.50	1.04
		457.6	459.4	1.6	0.03	133.50	134.00	0.50	1.03
		547.5	549.9	2.3	0.04	159.70	160.40	0.70	1.32
		606.4	607.4	1.0	0.06	176.90	177.20	0.30	2.00
DMC-03-C09	1328	836.4	838.2	1.6	0.04	244.00	244.50	0.50	1.47
		977.0	1030.1	50.9	0.03	285.00	300.50	15.50	1.10
		977.0	978.7	1.6	0.13	285.00	285.50	0.50	4.52
		1025.5	1027.4	1.8	0.36	299.15	299.70	0.55	12.2
DMC-03-C10	1397				no significant results

HOLE ID	Length	From	To	Width	% Cu	Ag	Au	From	To	Width	Au g/t
	(ft)	(ft)	(ft)	(ft)		G/t	oz/ton	(m)	(m)	(m)

SLATE BAY
SB-03-07	1150	315.7	565.6	239.1	0.21	1.1		92.10	165.00	72.90	0.14
		497.1	527.9	29.5	0.48	1.9	0.01	145.00	154.00	9.00	0.41
		499.1	500.5	1.3	1.95	8.3	0.01	145.60	146.00	0.40	0.27
quartz sulphide stockwork throughout entire hole - from base of overburden at 84.1m to end of hole at 350.5 m (266 m)
			averages 0.12% Cu, 0.64 g/t Ag, and 0.07 g/t Au
SB-03-08	1207	804.2	853.9	47.6	0.24	2.0	0.01	234.60	249.10	14.50	0.26
		840.2	853.9	13.1	0.54	3.0	0.02	245.10	249.10	4.00	0.62
		841.9	844.3	2.3	0.89	4.2	0.05	245.60	246.30	0.70	1.79
		981.1	1031.8	48.5	0.22	1.2	0.01	286.20	301.00	14.80	0.26
		1013.0	1014.7	1.6	1.37	6.0	0.04	295.50	296.00	0.50	1.48
		1150.8	1182.7	30.5	0.21	1.9		335.70	345.00	9.30	0.10
		1239.2	1252.9	13.1	0.27	2.0		361.50	365.50	4.00	0.14
SB-03-09	918	366.8	370.2	3.3			1.89	107.00	108.00	1.00	1.89
hole contained top to bottom quartz-sulphide veins similar to holes SB-03-07 and 08 but with only half the Cu, Ag and Au grades

Note: Original data are in Metric. Minor rounding errors may be observed in the conversion to Imperial data.

Note: Gold Assays were by metallic screen fire assays carried out by ALS Chemex of Vancouver, B.C. Assays were carried out using 1/2 of sawn NQ2 core (50mm diameter). Industry standards and blanks were incorporated into each sample batch. The RLJV program was carried out and supervised by Darwin Green, P.Geo., QP.

Note: Coordinates, Azimuth and Dip for each of the drill holes along with formatted results table and figures can be found on the Company's website at www.rubiconminerals.com.